SLM Private Credit Student Loan Trust 2002-A

Quarterly Servicing Report
Report Date:	2/28/2003	Reporting Period: 12/01/02-02/28/03

I.    Deal Parameters

	Student Loan Portfolio Characteristics		11/30/2002	Activity	2/28/2003
A	i	Portfolio Balance	$669,262,882.23	$(1,806,356.07)	$667,456,526.16
	ii	Interest to be Capitalized	21,024,060.14		16,437,126.42

	iii	Total Pool	$690,286,942.37		$683,893,652.58
	iv	Cash Capitalization Account (CI)	40,178,192.00		40,178,192.00

	v	Asset Balance	$730,465,134.37		$724,071,844.58

	i	Weighted Average Coupon (WAC)	5.529%		5.105%
	ii	Weighted Average Remaining Term	168.72		170.80
	iii	Number of Loans	70,590		69,895
	iv	Number of Borrowers	48,278		47,797

	vi	Prime Loans Outstanding	$594,423,332		$590,485,323
	vii	T-bill Loans Outstanding	$94,277,753		$91,972,500
	viii	Fixed Loans Outstanding	$1,585,858		$1,435,829
	Notes		Cusips	Spread	Balance 12/16/02	% of O/S Securities	Balance 3/17/02	% of O/S Securities
B	i	A-1 Notes	78443CAA2	0.150%	$328,994,882.81	45.958%	$322,601,593.02	45.471%
	ii	A-2 Notes	78443CAB0	0.550%	328,419,000.00	45.878%	328,419,000.00	46.291%
	iii	B Notes	78443CAC8	0.850%	23,742,000.00	3.317%	23,742,000.00	3.347%
	iv	C Notes	78443CAD6	1.700%	34,699,000.00	4.847%	34,699,000.00	4.891%

	v	Total Notes			$715,854,882.81	100.000%	$709,461,593.02	100.000%

			12/16/2002	3/17/2003
C	i	Reserve Account Balance ($)	$1,725,836.00	$1,725,836.00
	ii	Cash Capitalization Acct Balance ($)	$40,178,192.00	$40,178,192.00
	iii	Initial Asset Balance	$730,512,578.11	$730,512,578.11
	iv	Specified Overcollateralization Amount	$14,610,251.56	$14,610,251.56
	v	Has the Stepdown Date Occurred?*	No	No

	* The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or September 17, 2007. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2002-A    Transactions from:    12/1/2002    through:    2/28/2003

A	Student Loan Principal Activity
	i	Principal Payments Received	$11,394,325.87
	ii	Purchases by Servicer (Delinquencies >180)	439,757.44
	iii	Other Servicer Reimbursements	421.46
	iv	Seller Reimbursements	3,407.85

	v	Total Principal Collections	$11,837,912.62
B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(8,501,240.03)
	iii	Capitalized Insurance Fee	(1,337,764.97)
	iv	Other Adjustments	(192,551.55)

	v	Total Non-Cash Principal Activity	$(10,031,556.55)

C	Total Student Loan Principal Activity		$1,806,356.07

D	Student Loan Interest Activity
	i	Interest Payments Received	$4,461,112.38
	ii	Purchases by Servicer (Delinquencies >180)	13,763.73
	iii	Other Servicer Reimbursements	178.06
	iv	Seller Reimbursements	(105.11)
	v	Late Fees	58,477.07
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$4,533,426.13
E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	8,501,240.03
	iii	Other Interest Adjustments	106,611.19

	iv	Total Non-Cash Interest Adjustments	$8,607,851.22

F	Total Student Loan Interest Activity		$13,141,277.35

III.    2002-A    Collection Account Activity    12/1/2002    through    2/28/2003

A	Principal Collections
	i	Principal Payments Received	$11,394,325.87
	ii	Purchases by Servicer (Delinquencies >180)	439,757.44
	iii	Other Servicer Reimbursements	421.46
	iv	Seller Reimbursements	3,407.85

	v	Total Principal Collections	$11,837,912.62
B	Interest Collections
	i	Interest Payments Received	$4,461,112.38
	ii	Purchases by Servicer (Delinquencies >180)	13,763.73
	iii	Other Servicer Reimbursements	178.06
	iv	Seller Reimbursements	(105.11)
	v	Late Fees	58,477.07
	vi	Collection Fees	—

	vii	Total Interest Collections	$4,533,426.13
C	Recoveries on Realized Losses		$—
D	Amount from Cash Capitalizaton Account		$—
E	Funds Borrowed from Next Collection Period		$—
F	Funds Repaid from Prior Collection Periods		$(1,366,454.36)
G	Investment Income
	i	Collection Account	$26,971.39
	ii	Reserve Account	5,511.05
	iii	Cash Capitalization Account	128,300.67
	iv	Principal Distribution Account	—
	v	Administrator Account	9.76

	vi	Total Investment Income	$160,792.87
H	Borrower Incentive Reimbursements		$—
I	Gross Swap Receipt		$2,118,623.63
	TOTAL FUNDS RECEIVED		$17,284,300.89
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(589,273.28)

J	TOTAL AVAILABLE FUNDS		$16,695,027.61

K	Servicing Fees Due for Current Period		$388,298.82
	Less:	Servicing ADJ [A iii + B iii]	$(599.52)
L	Carryover Servicing Fees Due		$—
M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$407,699.30

IV.    2002-A    Loss and Recovery Detail    2/28/2003

A	i	Cumulative Realized Losses Test	% of Pool		11/30/2002	2/28/2003
		October 15, 2002 to September 15, 2007	15%		$103,550,157.92	$103,550,157.90
		December 17, 2007 to September 15, 2010	18%
		December 15, 2010 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00
	iii	Is Test Satisfied (ii < i)?		Yes
B	i	Recoveries on Realized Losses This Collection Period
	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00
	v	Total Recoveries for Period			$0.00	$0.00
C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$45,333.74	$485,091.18
	iii	Cumulative Interest Purchases by Servicer			$801.87	$14,565.60

	iv	Total Gross Defaults:			$46,135.61	$499,656.78

V.    2002-A    Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS
	11/30/2002	2/28/2003	11/30/2002	2/28/2003	11/30/2002	2/28/2003	11/30/2002	2/28/2003	11/30/2002	2/28/2003
INTERIM:
In School	5.423%	4.917%	13,804	12,558	19.556%	17.967%	$137,602,649.53	$126,141,077.04	20.560%	18.899%
Grace	5.514%	4.853%	10,413	3,509	14.751%	5.020%	$101,010,676.96	$32,438,353.13	15.093%	4.860%

TOTAL INTERIM	5.462%	4.904%	24,217	16,067	34.307%	22.987%	$238,613,326.49	$158,579,430.17	35.653%	23.759%

REPAYMENT
Active
Current	5.506%	5.108%	35,943	39,459	50.918%	56.455%	$335,383,699.83	$374,749,113.27	50.113%	56.146%
31-60 Days Delinquent	6.459%	5.767%	730	1,302	1.034%	1.863%	$6,239,071.55	$11,287,474.09	0.932%	1.691%
61-90 Days Delinquent	6.442%	5.520%	362	765	0.513%	1.094%	$2,773,359.47	$6,832,286.46	0.414%	1.024%
91-120 Days Delinquent	6.278%	6.802%	233	149	0.330%	0.213%	$1,994,958.40	$1,188,190.71	0.298%	0.178%
121-150 Days Delinquent	6.575%	7.228%	250	94	0.354%	0.134%	$2,051,751.43	$762,396.70	0.307%	0.114%
151-180 Days Delinquent	5.835%	5.942%	17	21	0.024%	0.030%	$109,288.90	$172,943.91	0.016%	0.026%
> 180 Days Delinquent	0.000%	0.000%	—	—	0.000%	0.000%	$—	$0.00	0.000%	0.000%
Deferment	4.631%	4.239%	1,022	1,138	1.448%	1.628%	$14,003,715.51	$15,661,809.74	2.092%	2.346%
Forbearance	5.885%	5.438%	7,816	10,900	11.072%	15.595%	$68,093,710.65	$98,222,881.11	10.174%	14.716%

TOTAL REPAYMENT	5.566%	5.173%	46,373	53,828	65.693%	77.013%	$430,649,555.74	$508,877,095.99	64.347%	76.241%

GRAND TOTAL	5.529%	5.105%	70,590	69,895	100.000%	100.000%	$669,262,882.23	$667,456,526.16	100.000%	100.000%

*
Percentages may not total 100% due to rounding

VI.    2002-A    Portfolio Characteristics by Program

LOAN TYPE	WAC	# Loans	$ Amount	%*
-Signature Loans	5.236%	41,076	$334,133,673.52	50.061%
-Law Loans	5.430%	13,298	135,162,666.01	20.250%
-Med Loans	4.615%	8,833	96,993,333.13	14.532%
-MBA Loans	4.726%	6,688	101,166,853.50	15.157%

-Total	5.105%	69,895	$667,456,526.16	100.000%

* Percentages may not total 100% due to rounding

VII.    2002-A    Swap

Swap Payments
				Swap Calculation
i	Notional Swap Amount — Aggregate Prime Loans Outstanding			594,423,332
Counterparty Pays:
ii	3 Month Libor			1.41000%
iii	Gross Swap Receipt Due Trust			$2,118,623.63
iv	Days in Period	12/16/2002	3/17/2003	91
SLM Private Credit Trust Pays:
v	Prime Rate (WSJ) Less	2.7000%		1.55000%
vi	Gross Swap Payment Due Counterparty			$2,271,837.12
vii	Days in Period	12/15/2002	3/15/2003	90

VIII.    2002-A    Accrued Interest Factors

		Accrued Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.003943333	(12/16/02-3/17/03)	1.56000%
B	Class A-2 Interest Rate	0.004954444	(12/16/02-3/17/03)	1.96000%
C	Class B Interest Rate	0.005712778	(12/16/02-3/17/03)	2.26000%
D	Class C Interest Rate	0.007861389	(12/16/02-3/17/03)	3.11000%

IX.    2002-A    Inputs From Prior Data    11/30/02

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$669,262,882.23
	ii	Interest To Be Capitalized	21,024,060.14

	iii	Total Pool	$690,286,942.37
	iv	Cash Capitalization Account (CI)	40,178,192.00

	v	Asset Balance	$730,465,134.37

B	Total Note and Certificate Factor		0.98485937155
C	Total Note Balance		$715,854,882.81

D	Note Balance 12/16/2002		Class A-1	Class A-2	Class B	Class C
	i	Current Factor	0.9676320083	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$328,994,882.81	$328,419,000.00	$23,742,000.00	$34,699,000.00

F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X.    2002-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	12/16/02	$657,413,883	$681,155,883	$715,854,883
Asset Balance	11/30/02	$730,465,134	$730,465,134	$730,465,134

Pool Balance	2/28/03	$683,893,653	$683,893,653	$683,893,653
Amounts on Deposit*	3/17/03	51,269,213	51,133,580	50,860,798
Total		$735,162,866	$735,027,233	$734,754,451

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$73,051,251.56
Specified Class A Enhancement		$108,610,776.69	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$49,309,251.56
Specified Class B Enhancement		$73,312,274.26	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$14,610,251.56
Specified Class C Enhancement		$21,722,155.34	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*
Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XII Items B through E for the Class A, B through G for the Class B and B through I for the Class C

XI.    2002-A    Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No

ii	Aggregate A Notes Outstanding	12/16/2002	$657,413,882.81
iii	Asset Balance	2/28/2003	$724,071,844.58

iv	First Priority Principal Distribution Amount	3/17/2003	$—

v	Is the Class B Note Parity Trigger in Effect?		No

vi	Aggregate A and B Notes Outstanding	12/16/2002	$681,155,882.81
vii	Asset Balance	2/28/2003	$724,071,844.58
viii	First Priority Principal Distribution Amount	3/17/2003	$—

ix	Second Priority Principal Distribution Amount	3/17/2003	$—

x	Is the Class C Note Parity Trigger in Effect?		No

xi	Aggregate A, B and C Notes Outstanding	12/16/2002	$715,854,882.81
xii	Asset Balance	2/28/2003	$724,071,844.58
xiii	First Priority Principal Distribution Amount	3/17/2003	$—
xiv	Second Priority Principal Distribution Amount	3/17/2003	$—

xv	Third Priority Principal Distribution Amount	3/17/2003	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	12/16/2002	$715,854,882.81
ii	Asset Balance	2/28/2003	$724,071,844.58
iii	Specified Overcollateralization Amount	3/17/2003	$14,610,251.56
iv	First Priority Principal Distribution Amount	3/17/2003	$—
v	Second Priority Principal Distribution Amount	3/17/2003	$—
vi	Third Priority Principal Distribution Amount	3/17/2003	$—
vii	Regular Principal Distribution Amount		$6,393,289.79

Class A Noteholders' Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	2/28/2003	$724,071,844.58
iii	85% of Asset Balance	2/28/2003	$615,461,067.89
iv	Specified Overcollateralization Amount	3/17/2003	$14,610,251.56
v	Lesser of (iii) and (ii — iv)		$615,461,067.89
vi	Class A Noteholders' Principal Distribution Amt — Before the Stepdown Date		$6,393,289.79
vii	Class A Noteholders' Principal Distribution Amt — After the Stepdown Date		$—

Class B Noteholders' Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	2/28/2003	$724,071,844.58
iii	89.875% of Asset Balance	2/28/2003	$650,759,570.32
iv	Specified Overcollateralization Amount	3/17/2003	$14,610,251.56
v	Lesser of (iii) and (ii — iv)		$650,759,570.32
vi	Class B Noteholders' Principal Distribution Amt — Before the Stepdown Date		$—
vii	Class B Noteholders' Principal Distribution Amt — After the Stepdown Date		$—

Class C Noteholders' Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No

ii	Asset Balance	2/28/2003	$724,071,844.58
iii	97% of Asset Balance	2/28/2003	$702,349,689.24
iv	Specified Overcollateralization Amount	3/17/2003	$14,610,251.56
v	Lesser of (iii) and (ii — iv)		$702,349,689.24
vi	Class C Noteholders' Principal Distribution Amt — Before the Stepdown Date		$—
vii	Class C Noteholders' Principal Distribution Amt — After the Stepdown Date		$—

XII.    2002-A    Waterfall for Distributions

				Remaining Funds Balance
A	Total Available Funds (Sections III-F + VI-D +VI-G-v + X-G-vii)		$16,695,027.61	$16,695,027.61
B	Primary Servicing Fees-Current Month plus any Unpaid		$387,699.30	$16,307,328.30
C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$16,287,328.30
D	Gross Swap Payment		$2,271,837.12	$14,015,491.19
E	i	Class A-1 Noteholders' Interest Distribution Amount	$1,297,336.38	$12,718,154.81
	ii	Class A-2 Noteholders' Interest Distribution Amount	$1,627,133.54	$11,091,021.26
F	First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$11,091,021.26
G	Class B Noteholders' Interest Distribuition Amount		$135,632.78	$10,955,388.49
H	Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$10,955,388.49
I	Class C Noteholders' Interest Distribuition Amount		$272,782.34	$10,682,606.15
J	Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$10,682,606.15
K	Increase to the Specified Reserve Account Balance		$0.00	$10,682,606.15
L	Regular Principal Distribution Amount — Principal Distribution Account		$6,393,289.79	$4,289,316.36
M	Carryover Servicing Fees		$0.00	$4,289,316.36
N	Swap Termination Payments		$—	$4,289,316.36
O	Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$4,289,316.36
P	Remaining Funds to the Certificateholders		$4,289,316.36	$0.00

XIII.    2002-A    Principal Distribution Account Allocations

				Remaining Funds Balance
A	Total from Collection Account		$6,393,289.79	$6,393,289.79
B	i	Class A-1 Principal Distribution Amount Paid	$6,393,289.79	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
C	Class B Principal Distribution Amount Paid		$0.00	$0.00
D	Class C Principal Distribution Amount Paid		$0.00	$0.00
E	Remaining Class C Distribution Paid		$0.00	$0.00
F	Remaining Class B Distribution Paid		$0.00	$0.00
G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00

XIV.    2002-A    Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class B	Class C
	i	Quarterly Interest Due	$1,297,336.38	$1,627,133.54	$135,632.78	$272,782.34
	ii	Quarterly Interest Paid	1,297,336.38	1,627,133.54	135,632.78	272,782.34

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount	$6,393,289.79	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	6,393,289.79	0.00	0.00	0.00

	ix	Difference	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$7,690,626.17	$1,627,133.54	$135,632.78	$272,782.34

B	Note Balances			12/16/2002	Paydown Factors	3/17/2003
	i	A-1 Note Balance	78443CAA2	$328,994,882.81		$322,601,593.02
		A-1 Note Pool Factor		0.9676320083	0.0188037935	0.9488282148

	ii	A-2 Note Balance	78443CAB0	$328,419,000.00		$328,419,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	B Note Balance	78443CAC8	$23,742,000.00		$23,742,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	C Note Balance	78443CAD6	$34,699,000.00		$34,699,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XV.    2002-A    Historical Pool Information

		12/01/02-02/28/03	8/26/02-11/30/02
Beginning Student Loan Portfolio Balance		$669,262,882.23	$663,415,806.01

Student Loan Principal Activity
i	Principal Payments Received	$11,394,325.87	$9,045,364.96
ii	Purchases by Servicer (Delinquencies >180)	439,757.44	45,333.74
iii	Other Servicer Reimbursements	421.46	85.42
iv	Seller Reimbursements	3,407.85	166,322.44

v	Total Principal Collections	$11,837,912.62	$9,257,106.56
Student Loan Non-Cash Principal Activity
i	Realized Losses/Loans Charged Off	$—	$—
ii	Capitalized Interest	(8,501,240.03)	(13,326,412.85)
iii	Capitalized Insurance Fee	($1,337,764.97)	($1,706,229.57)
iv	Other Adjustments	(192,551.55)	(71,540.36)

v	Total Non-Cash Principal Activity	$(10,031,556.55)	$(15,104,182.78)

(-) Total Student Loan Principal Activity		$1,806,356.07	$(5,847,076.22)

Student Loan Interest Activity
i	Interest Payments Received	$4,461,112.38	$3,704,616.78
ii	Repurchases by Servicer (Delinquencies >180)	13,763.73	801.87
iii	Other Servicer Reimbursements	178.06	14.58
iv	Seller Reimbursements	(105.11)	10,055.09
v	Late Fees	58,477.07	53,062.07
vi	Collection Fees	—	—

viii	Total Interest Collections	4,533,426.13	3,768,550.39
Student Loan Non-Cash Interest Activity
i	Realized Losses/Loans Charged Off	$—	$—
ii	Capitalized Interest	8,501,240.03	13,326,412.85
iii	Other Interest Adjustments	106,611.19	67,264.86

iv	Total Non-Cash Interest Adjustments	$8,607,851.22	$13,393,677.71

v	Total Student Loan Interest Activity	$13,141,277.35	$17,162,228.10
(=) Ending Student Loan Portfolio Balance		$667,456,526.16	$669,262,882.23

(+) Interest to be Capitalized		$16,437,126.42	$21,024,060.14

(=) TOTAL POOL		$683,893,652.58	$690,286,942.37

(+) Cash Capitalization Account Balance (CI)		$40,178,192.00	$40,178,192.00

(=) Asset Balance		$724,071,844.58	$730,465,134.37

XVI.    2002-A    Payment History and CPRs

Distribution Date	Actual Pool Balances	Since Issued CPR *
Dec-02	$690,286,942	2.47%
Mar-03	$683,893,653	2.55%

*
"Since Issued CPR" is based on the current period's ending pool balance calculated against the original pool balance and assuming cutoff date pool data.